As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside

Chicago, IL 60606-1596

(Address of principal executive offices, including zip code)

THE BOEING COMPANY VOLUNTARY INVESTMENT PLAN

(Full title of the plans)

MICHAEL F. LOHR

Vice President, Corporate Secretary and Assistant General Counsel

The Boeing Company

100 N. Riverside

Chicago, IL 60606-1596

(312) 544-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $5.00 per share	15,000,000	$55.47	$832,050,000	$46,429

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The price per share is estimated to be $55.47, based on the closing price for the Registrant’s Common Stock as reported on the New York Stock Exchange on December 9, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 15,000,000 shares of the common stock, par value $5.00 per share (“Common Stock”), of The Boeing Company (the “Company”) that may be offered and sold under The Boeing Company Voluntary Investment Plan (the “Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-107677) filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2003 and (ii) Registration Statement on Form S-8 (Registration No. 333-140837) filed with the Commission on February 22, 2007, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows the Company to “incorporate by reference” information into this Registration Statement on Form S-8. The information incorporated by reference is considered to be a part of this Registration Statement on Form S-8. This Registration Statement on Form S-8 incorporates by reference the documents and reports listed below filed by the Company with the Commission (File No. 1-00442) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 9, 2009;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on April 22, 2009, July 22, 2009 and October 21, 2009, respectively;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on February 10, 2009, February 26, 2009, March 13, 2009, April 30, 2009, June 9, 2009, June 23, 2009, June 25, 2009, June 26, 2009, July 7, 2009, July 28, 2009, August 27, 2009, August 31, 2009, September 15, 2009, October 6, 2009, October 9, 2009, October 29, 2009, November 5, 2009, November 10, 2009, November 13; 2009, November 17, 2009 and November 20, 2009; and

(d) The description of the Company’s Common Stock contained under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-3, as filed with the Commission on November 10, 2009 (Registration No. 333-163020), and as may be subsequently amended or updated from time to time.

The Company also incorporates by reference the information contained in all other documents the Company files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this Registration Statement on Form S-8 and prior to the termination of this offering. The information contained in any such document will be considered part of this Registration Statement on Form S-8 from the date the document is filed with the Commission

Any statement contained in this Registration Statement on Form S-8 or in a document incorporated or deemed to be incorporated by reference in this Registration Statement on Form S-8 will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement on Form S-8 modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion of counsel as to the legality of the securities that may be issued under The Boeing Company Voluntary Investment Plan is given by Michael F. Lohr, Vice President, Corporate Secretary and Assistant General Counsel for the Company. Mr. Lohr is employed by the Company, owns shares of the Company’s Common Stock and is eligible to participate in The Boeing Company Voluntary Investment Plan.

Item 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006, incorporated by reference herein to Exhibit 3 (i) to the Company’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006.

4.2	By-Laws, as amended and restated on October 7, 2009, incorporated by reference herein to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-00442) dated October 21, 2009.

5.1	Opinion of Counsel

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

The Company hereby undertakes that it will submit or has submitted The Boeing Company Voluntary Investment Plan subject to this Registration Statement on Form S-8 and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify such plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of December, 2009.

THE BOEING COMPANY

By:	/S/ JAMES A. BELL
James A. Bell Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. James McNerney, Jr. and James A. Bell, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of December, 2009.

Signature	Title

/S/ W. JAMES MCNERNEY, JR. W. James McNerney, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/S/ JAMES A. BELL James A. Bell	Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

/S/ ROBERT J. PASTERICK Robert J. Pasterick	Vice President and Corporate Controller (Principal Accounting Officer)

/S/ JOHN H. BIGGS John H. Biggs	Director

/S/ JOHN E. BRYSON John E. Bryson	Director

/S/ DAVID L. CALHOUN David L. Calhoun	Director

/S/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	Director

/S/ LINDA Z. COOK Linda Z. Cook	Director

/S/ WILLIAM M. DALEY William M. Daley	Director

/S/ KENNETH M. DUBERSTEIN Kenneth M. Duberstein	Director

/S/ EDMUND P. GIAMBASTIANI, JR. Edmund P. Giambastiani, Jr.	Director

/S/ JOHN F. MCDONNELL John F. McDonnell	Director

/S/ MIKE S. ZAFIROVSKI Mike S. Zafirovski	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006, incorporated by reference herein to Exhibit 3 (i) to the Company’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006.

4.2	By-Laws, as amended and restated on October 7, 2009, incorporated by reference herein to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-00442) dated October 21, 2009.

5.1	Opinion of Counsel

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)